SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

January 1, 2004
Date of Report
(Date of earliest event reported)

T REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     Effective January 1, 2004, the Board of Directors of T REIT, Inc. has appointed Diana M. Laing as Chief Financial Officer of our company. Ms. Laing will be responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Ms. Laing has served as a Principal and Chief Financial Officer of New Pacific Realty Corporation, a private real estate investment company from December 2001 to December 2003 and as Executive Vice President and Chief Financial Officer of Firstsource Corp., a private technology company, from July 2000 to May 2001. From August 1996 to July 2000, she was the Executive Vice President and Chief Financial Officer of Arden Realty, Inc., a NYSE publicly traded real estate investment trust and the largest owner and operator of commercial office properties in the Southern California region. Ms. Laing currently serves as the Chairman of the Audit Committee of the Board of Directors of The Macerich Company, a publicly traded real estate investment trust which owns and operates regional malls. Ms. Laing received a BS in accounting from Oklahoma State University and is a Texas Certified Public Accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.

Date: January 15, 2004	By:	/s/ Anthony W. Thompson

Anthony W. Thompson President and Chief Executive

2